SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) FEBRUARY 5, 1997

                                  UNIFLEX, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                    1-6339            11-2008652
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission       (IRS Employer
   of Incorporation)            File Number)  Identification No.)

     383 WEST JOHN STREET, HICKSVILLE, NEW YORK        11802
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code (516) 932-2000


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Pursuant to an Asset Purchase Agreement dated as of February 1, 1997 (the "Agreement"), by and among Uniflex, Inc., a Delaware corporation (the "Registrant"), Merrick Packaging Specialists, Inc., a New York corporation (the "Seller"), and Jeffrey Gold, Lawrence Gold and Steven Braverman, the
stockholders of the Seller, on February 5, 1997, the Registrant acquired substantially all of the assets of the Seller (the "Assets") and assumed certain of its liabilities as of February 1, 1997. The purchase price for the Assets was approximately $2,370,000, payable in a combination of cash and promissory notes. The consideration paid to the Seller was determined by negotiations among the parties and was based on the value of the business of the Seller on an ongoing basis.

          The Seller is a distributor of high quality paper, paper laminate and plastic shopping bags and boxes for the retail industry. The Registrant intends to continue the business of the Seller. The Seller's revenues for the fiscal year ended December 31, 1996 were approximately $3,600,000.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (c)  Exhibits.

     2 Asset Purchase Agreement dated as of February 1, 1997, by and among Uniflex, Inc., Merrick Packaging Specialists, Inc., Jeffrey Gold, Lawrence Gold and Steven Braverman.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNIFLEX, INC.



Dated: February 12, 1997                    By:  /S/ ROBERT K. SEMEL
                                                 -------------------------------
                                                 Name:  Robert K. Semel
                                                 Title: President

                               EXHIBIT INDEX


Exhibit
  NO.
-------


   2 Asset Purchase Agreement dated as of February 1, 1997, by and among Uniflex, Inc., Merrick Packaging Specialists, Inc., Jeffrey Gold, Lawrence Gold and Steven Braverman.